UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2021

KADANT INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-11406

Delaware	52-1762325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Technology Park Drive
Westford, Massachusetts 01886
(Address of principal executive offices, including zip code)
(978) 776-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KADANT INC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

Eric T. Langevin, the Executive Vice President and Chief Operating Officer of Kadant Inc. (the “Company”), will retire from the Company on March 31, 2022. In connection with his retirement, the Company entered into an Executive Transition Agreement on October 27, 2021 with Mr. Langevin in order to provide for an orderly transition of his responsibilities, as described below. The Company does not intend to name a successor chief operating officer.

Together, Mr. Fredrik Han Westerhout and Mr. Thomas Andrew Blanchard, who will become vice presidents and executive officers of the Company, will each have supervisory responsibility for certain parts of the Company’s flow control and material handling segments, respectively, which Mr. Langevin has responsibility for now.

Mr. Westerhout, age 57, has been vice president of the Company’s flow control subsidiaries in Europe since April 2014. These businesses are part of the Company’s flow control segment, which manufactures fluid handling and doctoring, cleaning and filtration equipment primarily for the packaging, tissue, food and metals industries.

Mr. Blanchard, age 62, has been president of the Company’s Syntron Material Handling subsidiaries (“Syntron”) since January 2019 when the Company acquired Syntron. He was previously the president of Syntron since June 2014 prior to the acquisition by the Company. Syntron is part of the Company’s material handling segment, which designs and manufactures conveyors and vibratory feeders for bulk material handling in the aggregates, mining and food industries.

The Company and each of Messrs. Westerhout and Blanchard will enter into the Company’s standard forms of executive retention agreement and indemnification agreement in connection with each becoming an executive officer.

None of Messrs. Westerhout or Blanchard is related to any of the Company's directors or executive officers. There are no related person transactions between the Company, on the one hand, and any of Messrs. Westerhout or Blanchard or their immediate family members, on the other hand, reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) Compensatory Arrangements of Certain Officers

On October 27, 2021, the Company entered into an Executive Transition Agreement (the “Transition Agreement”) with Mr. Langevin in order to provide for an orderly transition to successor sector vice presidents and to provide an incentive for him to stay until March 31, 2022 (the date his employment ends is referred to as the “Separation Date”) and to obtain certain assurances and cooperation from him post-employment. Pursuant to the Transition Agreement, Mr. Langevin will remain Executive Vice President and Chief Operating Officer of the Company through March 31, 2022 and will assist in the orderly transition of his responsibilities. The Amended and Restated Executive Retention Agreement dated as of December 9, 2008, by and between the Company and Mr. Langevin will not be renewed and will cease to be applicable to him as of the close of business on December 31, 2021.
The material terms of the Transition Agreement are as follows:

Mr. Langevin will continue to be paid a base salary through his Separation Date equal to his current annual rate of $478,200. Mr. Langevin will remain eligible to participate in the Company’s cash incentive plan and to receive an annual bonus determined in accordance with the current compensation practices of the Company. For fiscal 2021, his annual bonus will be based on his current reference bonus of $267,200. Mr. Langevin will remain eligible to participate in the Company’s executive and employee benefit arrangements that are offered to executive officers and employees while he remains an employee.

The Company agreed that, if Mr. Langevin's employment ends before March 31, 2022 on a termination by the Company without Cause (as defined in his agreement) or his death, Mr. Langevin or his estate will receive a reference bonus for the 2021 fiscal year (if not already paid) in a prorated amount up to the full reference based on days worked in 2021 before termination.

KADANT INC.

The Company also agreed to pay the following amounts to Mr. Langevin as an incentive in the form of a stay bonus and related benefits, and as compensation for certain post-employment assistance, in the event he remains employed with the Company through March 31, 2022:

•	a monthly cash payment of $39,850 for three months beginning April 2022;

•	a bonus for fiscal 2022 determined and calculated in accordance with the compensation practices of the Company for fiscal 2022 based on Mr. Langevin’s current reference bonus of $267,200 with the resulting performance-based bonus being multiplied by 50% and paid at the same time as other executive officers of the Company in 2023; and

•	COBRA premiums for family coverage under the Company’s group health and dental insurance coverage to begin upon the Separation Date through December 31, 2022.

The foregoing payments are subject to Mr. Langevin delivering a release and complying with his post-employment obligations contained in the Transition Agreement.

The Company also agreed to cause all outstanding and previously unvested restricted stock units (“RSUs”) held by Mr. Langevin pursuant to awards granted in 2019 and 2020 and one-third of all outstanding and previously unvested restricted stock units held by Mr. Langevin pursuant to awards granted in 2021 taking into consideration any vesting that occurs on or around March 10, 2022 to become vested on the Separation Date provided he stays employed by the Company through March 31, 2022 (or such earlier date of termination without Cause or death), with the performance-based restricted stock unit awards from 2021 being subject to satisfaction of the performance conditions and so distributed as soon as practicable after the performance is determined. Consistent with the foregoing, on October 27, 2021, the Compensation Committee modified Mr. Langevin’s outstanding RSUs that would have vested after March 31, 2022, to provide that such awards will vest and be distributable as soon as practicable following the Separation Date as described above and conditioned on any applicable release.

Before and following the Separation Date, Mr. Langevin has agreed to be bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning clients, customers, business partners and employees of the Company, generally lasting one or two years after the Separation Date (with the confidentiality covenant lasting indefinitely). He also agreed to assist the Company on a part-time basis after his employment ends through December 31, 2022. Mr. Langevin’s continued payments under the Transition Agreement are conditioned on his compliance with the commitments described in this paragraph.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits relating to Item 5.02 shall be deemed to be furnished and not filed.

Exhibit
No.	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

KADANT INC.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: October 29, 2021	By	/s/ Michael J. McKenney
Michael J. McKenney Executive Vice President and Chief Financial Officer

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